WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                           12-31-1997
<PERIOD-END>                                06-30-1997
<CASH>                                       4,774,801
<SECURITIES>                                 4,078,311
<RECEIVABLES>                                  596,490<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               129,660
<PP&E>                                      46,341,951
<DEPRECIATION>                             <18,348,165>
<TOTAL-ASSETS>                              37,573,048
<CURRENT-LIABILITIES>                        1,128,436
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    36,444,612<F2>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                37,573,048
<SALES>                                              0
<TOTAL-REVENUES>                             3,211,197<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,667,482<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   543,715<F5>
<EPS-PRIMARY>                                        0<F5>
<EPS-DILUTED>                                        0<F5>

<F1>Includes all receivables in "other assets" on the balance sheet.
<F2>Represents deficit of the General Partners of <$177,899> and total equity of the Limited Partners of $36,622,511.
<F3>Includes all revenues of the Partnership.
<F4>Includes all expenses of the Partnership.
<F5>net income allocated $10,875 to the General Partners and $532,840 to the
Limited Partners. Average net income is $.13 per unit. 4,000,100 units outstanding.

